Grupo Casa Saba, S.A. de C.V.

Exhibit 8.1

List of Subsidiaries

Direct Subsidiaries	Jurisdiction of Incorporation	Percentage Stake

Alta del Centro, S.A. de C.V.	Mexico	99.50%
Bloques y Ladrillos, S.A. de C.V.	Mexico	99.99%
Capa S.A. de C.V.	Mexico	99.50%
Casa Saba, S.A. de C.V.	Mexico	99.99%
Distribuidora Casa Saba, S.A. de C.V.	Mexico	99.99%
Distribuidora Eclipse, S.A. de C.V.	Mexico	99.99%
Estrella del Pacífico, S.A. de C.V.	Mexico	99.99%
Inmobiliaria Iliria, S.A. de C.V.	Mexico	99.99%
Inmobiliaria Perceval, S.A. de C.V.	Mexico	99.99%
Inmobiliaria Osa Mayor, S.A. de C.V.	Mexico	99.50%
Inmuebles La Laguna, S.A. de C.V.	Mexico	99.50%
Organización Sip, S.A. de C.V.	Mexico	99.99%
Publicaciones CITEM, S.A. de C.V.	Mexico	99.99%
Solo, S.A. de C.V.	Mexico	99.99%
Transportes Marproa, S.A. de C.V.	Mexico	99.50%
Ultima del Golfo, S.A. de C.V.	Mexico	99.50%

Indirect Subsidiaries

Centennial S.A. de C.V.	Mexico	99.99%
Drogueros S.A. de C.V.	Mexico	99.99%
Estrella del Este, S.A. de C.V.	Mexico	99.99%
Grupo Mexatar, S.A. de C.V.	Mexico	99.99%
Servicios Corporativos Drogueros, S.A. de C.V.	Mexico	99.99%
Inmuebles Visosil, S.A. de C.V.	Mexico	99.99%
Servicios Corporativos Saba, S.A. de C.V.	Mexico	99.99%
Distribuidora Drogueros, S.A. de C.V.	Mexico	99.99%